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                                                                     Exhibit 10P

                                AMENDMENT TO THE
                             MYERS INDUSTRIES, INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                                (KEVIN C. O'NEIL)

     Amendment to the Myers Industries, Inc. Executive Supplemental Retirement Plan (the "Plan"), effective as of August 21, 2005 (the "Amendment Effective Date"), by and between Myers Industries, Inc. (the "Employer") and Kevin C. O'Neil (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Employer established the Plan, effective January 1, 1997; and

     WHEREAS, the Executive is a Participant (as defined in the Plan) in the Plan;

     WHEREAS, pursuant to Section 10.7 of the Plan, the Employer may amend or modify any provision of the Plan as to any particular Participant (as defined in the Plan) by agreement with such Participant, provided that such agreement is in writing, is executed by both the Employer and the Participant, and is filed with the Plan records;

     WHEREAS, the Employer wants to amend certain provisions of the Plan as to the Executive; and

     WHEREAS, this Amendment shall apply only to the Executive and shall not apply to any other Participants;

     NOW, THEREFORE, the Plan is hereby amended as to the Executive as follows:

     1. Section 2.4 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "Section 2.4 The term 'Benefit Amount' shall mean $50,000. Notwithstanding the foregoing, the Committee may, at any time and from time to time, in its sole discretion, revise the Benefit Amount; provided, however, that the Benefit Amount may not be reduced without the Participant's written consent."

     2. Section 2.6 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "Section 2.6 The term 'Cause' shall mean 'cause' as defined in the Employment Agreement, dated as of August 21, 2005, by and between the Employer and the Participant (such employment agreement and any subsequent amendments thereto are hereinafter referred to as the `Employment Agreement')."

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     3. Section 2.7 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "Section 2.7 The term 'Change in Control' shall mean `change in control' as defined in the Employment Agreement."

     4. Section 2.11 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "Section 2.11 The term 'Early Retirement Date' shall mean the date of the Participant's retirement during the period commencing on the first day of the month coincident with or immediately following the date as of which the Participant has attained age fifty-five (55)."

     5. Section 2.14 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "Section 2.14 The term 'Good Reason' shall mean 'good reason' as defined in the Employment Agreement."

     6. Section 2.22 of the Plan shall be amended, in part, by deleting the first sentence thereof and adding the following sentences in substitution therefor:

          "A 'Year of Service' shall mean a Plan Year commencing with the calendar year beginning on the Effective Date, provided that the Participant is employed by the Employer as a full-time employee on at least one day during such Plan Year. Notwithstanding anything in the Plan to the contrary, for purposes of determining the Participant's Supplemental Vested Pension under Section 4.4, the Participant shall be deemed to have (a) six Years of Service as of the Amendment Effective Date, (b) eight Years of Service as of January 1, 2006 and
          (c) ten Years of Service as of January 1, 2007."

     7. Section 4.4 of the Plan shall be amended, in part, by deleting the first paragraph thereof and adding the following in substitution therefor:

          "Subject to the provisions of Article XI, if, prior to the Participant's Normal or Early Retirement Dates, the Participant's employment with the Employer is terminated (a) by the Employer other than for Cause, (b) by the Participant for Good Reason, or (c) in the event of a Change in Control, by the Participant at any time within the 18 months following the Change in Control, the Participant shall be entitled to receive a Supplemental Vested Pension equal to one-twelfth (1/12th) of the Benefit Amount multiplied by the percentage determined from the following table based upon his Years of Service as of the date of termination of his employment:"

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     8. Section 4.5 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

          "The Participant shall not be entitled to receive any Supplemental Pension under this Plan if (a) the Employer terminates the Participant's employment for Cause or (b) the Participant terminates his employment with the Employer prior to the date that he is eligible to elect Early Retirement, unless the Participant terminates his employment (i) for Good Reason or (ii) in the event of a Change in Control, at any time within the 18 months following the Change in Control."

     9. New Sections 10.13 and 10.14 shall be added to the Plan as follows:

          "Section 10.13 Notwithstanding anything in this Plan to the contrary, the Employer shall have the right, subject to the Participant's consent (which shall not be unreasonably withheld), to amend the Plan without any additional consideration to the affected Participant to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), even if the amendments reduce, restrict or eliminate the benefits or rights of the Participant or his Beneficiary under the Plan. Any amendment under this Section 10.13 shall otherwise be consistent with the intent of this Plan.

          Section 10.14 The Employer agrees that it shall not knowingly or negligently take an action or fail to take an action that causes the Participant to incur any excise tax under Code Section 409A and that, if it does, the Employer shall reimburse the Participant in the amount of the excise tax and will fully gross up the Participant for the federal, state and local income, employment, wage and excise taxes (including any additional excise taxes under Code Section 409A) associated with that reimbursement."

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                                        Myers Industries, Inc.


                                        By: /s/ John C. Orr
                                            ------------------------------------
                                            John C. Orr, President and
                                            Chief Executive Officer


                                        Executive


                                        /s/ Kevin C. O'Neil
                                        ----------------------------------------
                                        Kevin C. O'Neil